Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 No. 333-161915 and Registration Statements on Form S-8 Nos. 333-69145, 333-124653, 333-75993, 333-64795, 333-04161, 333-86530, 333-38178, 333-140819, 333-118693 and 333-171298 of Newmont Mining Corporation of our report dated February 23, 2011 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Denver, Colorado
February 23, 2011